Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-223409 on Form S-1 of our report dated February 23, 2018 (March 19, 2018 as to the effects of the reverse stock split and other matters described in Note 17) relating to the financial statements of Homology Medicines, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 23, 2018